UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 3, 2011
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On recommendation of the Compensation and Nominating Committee of Fuel Tech, Inc. (“Fuel Tech”), the Fuel Tech Board of Directors (“Board”) voted on August 3, 2011 to elect W. Grant Gregory and George F. MacCormack to fill Fuel Tech’s two open directorships. On August 8, 2011, Fuel Tech issued a press release announcing the appointment of Messrs. Gregory and MacCormack to its Board, a copy of which as Exhibit 99.1 to this Form 8-K.
Mr. Gregory is Vice Chairman of Cerberus Capital Management, L.P. since 2005, and has served as Chairman of Gregory & Hoenemeyer, Inc. (merchant banking) since 1988. Mr. Gregory retired in 1988 as Chairman of the Board of Touche Ross & Co., now Deloitte & Touche. Mr. MacCormack is a retired Group Vice President of E.I. du Pont de Nemours and Company (“DuPont”), where he worked from 1968 until his retirement in 2003. During his career with DuPont, among other things, Mr. MacCormack had oversight responsibility over a portfolio of chemical and fiber strategic business units, as well as several major international joint ventures. Mr. Gregory and Mr. MacCormack each have served or are serving on a number of boards in a variety of capacities providing each of them broad corporate governance experience.
Neither of their elections was pursuant to any arrangement or understanding with any person. There are no related party transactions between either Mr. Gregory or Mr. MacCormack and Fuel Tech. As a member of Fuel Tech’s Board of Directors (“Director”), each of Mr. Gregory and Mr. MacCormack will participate in Fuel Tech’s compensation arrangements for non-employee Directors, payable in arrears, which are annual retainers of $25,000 for Board service; meeting fees of $1,200 for a Board meeting or if a Director is a committee member, attendance at a committee meeting that is not connected with a Board meeting or otherwise for a day of service as a Director and requested by the Chairman; and $600 for a committee meeting attended by a committee member that occurs in conjunction with a Board meeting. In addition, under the Fuel Tech, Inc. Incentive Plan, each non-employee director is awarded, as of the first business day following the annual meeting of stockholders, a non-qualified stock option for 10,000 shares of Fuel Tech common stock for a term of 10 years vesting immediately. Also, under Fuel Tech’s Deferred Compensation Plan for Directors, as non-employee directors, Mr. Gregory and Mr. MacCormack each are entitled to elect to defer Director fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech common stock or in cash in a lump sum or over a period of five years as elected by the Director.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Fuel Tech, Inc. Press Release dated August 8, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: August 8, 2011	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary